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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-35245 and No. 333-55838) pertaining to the Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 14, 2003, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                      /s/ ERNST & YOUNG LLP

Houston, Texas
March 27, 2003